Exhibit 32.2

CERTIFICATION

I, Matthew J. DiLiberto, Treasurer and of Wyoming Acquisition GP LLC, the sole general partner of Reckson Operating Partnership, L. P. (the "registrant"), certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Annual Report on Form 10-K of the registrant for the annual period ended December 31, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Matthew J. DiLiberto
Name:	Matthew J. DiLiberto
Title:	Treasurer
of Wyoming Acquisition GP LLC,
the sole general partner of the registrant

March 23, 2018